As filed with the Securities and Exchange Commission on October 26, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXPION360 INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	81-2701049 (I.R.S. Employer Identification No.)

2025 SW Deerhound Avenue

Redmond, Oregon 97756

Telephone: (541) 797-6714

(Address of Principal Executive Offices,

including Zip Code)

Expion360 Inc. 2021 Incentive Award Plan

Expion360 Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Corporation Service Company 112 North Curry Street Carson City, Nevada 89703 Telephone: (775) 684-5708 (Name, address and telephone number, including area code, of agent for service)	Copies to: Dane Johansen Parr Brown Gee & Loveless 101 South, 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840 Rowland Day 465 Big Echo Bay Bigfork, Montana 59911 (949) 350-6500

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. o

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
2021 Incentive Award Plan	859,500(2)(3)	$1.85(5)	$1,590,075	$175.23
2021 Employee Stock Purchase Plan	2,500,000(2)(4)	$1.57(6)	$3,925,000	$432.54
Total	3,359,500		$5,515,075	$607.77
(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1922, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock, par value $0.001 per share, of Expion360 Inc. (the “Company”) which become issuable under the Expion360 Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Expion360 Inc. 2021 Employee Stock Purchase Plan (“ESPP”), as applicable, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Expion360 Inc.
(2)	To the extent that (i) an award under the 2021 Plan or ESPP, as applicable, expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or canceled, in any case, in a manner that results in the Company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such shares will be available for future grants under the 2021 Plan or ESPP, as applicable.
(3)	Represents 859,500 shares of common stock of the Company reserved for future issuance under the 2021 Plan.
(4)	Represents 2,500,000 shares of common stock of the Company reserved for future issuance under the 2021 ESPP.
(5)	Pursuant to Rule 457(c) of the Securities Act, and solely for the purposes of calculating the registration fee, the proposed maximum price is based on the average of the high and low prices of the common stock of the Company as reported on the NASDAQ Capital market on October 24, 2022 ($1.85 per share). It is not known how many of these shares will be purchased or at what price.
(6)	Pursuant to Rule 457(h) of the Securities Act, and solely for the purposes of calculating the registration fee, the proposed maximum price is based on the average of the high and low prices of the common stock of the Company as reported on the NASDAQ Capital market on October 24, 2022 ($1.85 per share) multiplied by 85% as directed by Amendment No. 2 to Form S-1 of the Company as filed with the Securities and Exchange Commission on March 22, 2022. It is not known how many of these shares will be purchased or at what price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated herein by reference (SEC File No. 333-262285):

(1)	Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 22, 2022, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)	The Company’s prospectus, dated March 31, 2022, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1;

(3)	The description of the common stock contained in the Company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(4)	The Company’s Current Reports on Form 8-K filed with the Commission on April 5, 2022; and

(5)	The Company’s Quarterly Report on Form 10-Q filed with the Commission on May 12, 2022, which contains the Company’s quarterly report pursuant to Section 13 or 15(d) of the Exchange Act, which contains the Company’s quarterly report for the quarterly period ending March 31, 2022.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

Telephone: (541) 797-6714

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company’s Bylaws provide that each officer or director who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (defined as any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative), by reason of the fact that he or she is or was a director or officer of the Company or a director or officer or an affiliate of a predecessor corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Company as a director, officer employee, agent, partner, member, manager or fiduciary or, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise (an “Indemnitee”) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to Nevada Revised Statutes Section 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Nevada Revised Statutes Section 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Company shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Company, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding the foregoing, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

To the extent that a director or officer of the Company is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

Under Section 78.751 of Nevada Revised Statutes, the Company shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of: (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (b) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s By-laws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Company(1)
4.2	Bylaws of the Company(1)
4.3	Expion360 Inc. Stock Incentive Plan *
4.4	Expion360 Inc. Employee Stock Purchase Plan*
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
23.1	Consent of M&K CPAS PLLC*
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

(1)       Incorporated by reference to the Registration Statement on Form S-1/A filed with the SEC on March 23, 2022.

Item 9. Undertakings.

(a)	The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redmond, State of Oregon, on October 26, 2022

EXPION360 INC.

/s/ John Yozamp John Yozamp President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Company in the capacities and on the date indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints John Yozamp as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file (i) any and all amendments and post-effective amendments to this registration statement, and any and all exhibits, instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and (ii) a registration statement and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ John Yozamp
John Yozamp	Chairman of the Board and Chief Executive Officer	October 26, 2022
/s/ Paul Shoun
Paul Shoun	Chief Operations Officer and Director	October 26, 2022
/s/ Brian Schaffner
Brian Schaffner	Chief Financial Officer	October 26, 2022
/s/ Greg Aydelott
Greg Aydelott	Chief Accounting Officer	October 26, 2022
/s/ David Hendrikson
David Hendrikson	Director	October 26, 2022
/s/ Steve Shum
Steve Shum	Director	October 26, 2022
/s/ George Lefevre
George Lefevre	Director	October 26, 2022

EXPION360 INC.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation of the Company(1)
4.2	Bylaws of the Company(1)
4.3	Expion360 Inc. Stock Incentive Plan *
4.4	Expion360 Inc. Employee Stock Purchase Plan*
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
23.1	Consent of M&K CPAS PLLC*
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

(1)       Incorporated by reference to the Registration Statement on Form S-1/A filed with the SEC on March 23, 2022